                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                             ACQUISITION INFORMATION
  (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                              SECOND QUARTER, 2000
                                                    ---------------------------------------
                                                             % GROWTH SALES REVENUE
                                                    ---------------------------------------
                                                        WITH                 WITHOUT
                                                    ACQUISITIONS       ACQUISITIONS (1) (2)
                                                    ------------       --------------------

Total sales revenue                                      17%                    13%

Segment sales revenue
      Chemicals                                          13                      4
      Polymers                                           21                     21

Regional sales revenue
      United States and Canada                           14                     12
      Europe, Middle East, and Africa                    30                     18
      Asia Pacific                                       14                     11
      Latin America                                      16                     15


                                                             FIRST SIX MONTHS, 2000
                                                    ---------------------------------------
                                                             % GROWTH SALES REVENUE
                                                    ---------------------------------------
                                                        WITH                 WITHOUT
                                                    ACQUISITIONS       ACQUISITIONS (1) (3)
                                                    ------------       --------------------
Total sales revenue                                      18%                    13%

Segment sales revenue
      Chemicals                                          17                      5
      Polymers                                           19                     19

Regional sales revenue
      United States and Canada                           14                     11
      Europe, Middle East, and Africa                    32                     16
      Asia Pacific                                       17                     14
      Latin America                                      24                     23



(1) Excludes acquisitions until the time periods being compared contain equivalent data.
(2)      Quarterly comparison excludes Jager, Lawter, Sokolov.
(3)      Year-to-date comparison excludes Lawter, Sokolov.


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
                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                       ACQUISITION INFORMATION (CONTINUED)
  (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                               SECOND QUARTER, 2000
                                                     ----------------------------------------
                                                              % GROWTH SALES VOLUME
                                                     ----------------------------------------
                                                         WITH                  WITHOUT
                                                     ACQUISITIONS        ACQUISITIONS (1) (2)
                                                     ------------        --------------------
Total sales volume                                         5%                      0%

Segment sales volume
      Chemicals                                            9                      (1)
      Polymers                                             1                       1

Regional sales volume
      United States and Canada                             2                       0
      Europe, Middle East, and Africa                     24                       4
      Asia Pacific                                         4                       2
      Latin America                                       (7)                     (7)


                                                              FIRST SIX MONTHS, 2000
                                                     ----------------------------------------
                                                              % GROWTH SALES VOLUME
                                                     ----------------------------------------
                                                         WITH                  WITHOUT
                                                     ACQUISITIONS        ACQUISITIONS (1) (3)
                                                     ------------        --------------------
Total sales volume                                        9%                     4%

Segment sales volume
      Chemicals                                          12                      3
      Polymers                                            5                      5

Regional sales volume
      United States and Canada                            3                      1
      Europe, Middle East, and Africa                    29                      9
      Asia Pacific                                       18                     15
      Latin America                                       8                      8



(1) Excludes acquisitions until the time periods being compared contain equivalent data.
(2)      Quarterly comparison excludes Jager, Lawter, Sokolov.
(3)      Year-to-date comparison excludes Lawter, Sokolov.

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